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                                                                   EXHIBIT (10)E

                       FIRST OF AMERICA BANK CORPORATION
                           SUPPLEMENTAL SAVINGS PLAN
                   AS AMENDED AND RESTATED JANUARY 1, 1994
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                       FIRST OF AMERICA BANK CORPORATION
                           SUPPLEMENTAL SAVINGS PLAN

                               TABLE OF CONTENTS

SECTION                                                 PAGE

SECTION 1. . . . . . . . . . . . . . . . . . . . . . . . .  2
   PLAN. . . . . . . . . . . . . . . . . . . . . . . . . .  2
     1.1      Plan . . . . . . . . . . . . . . . . . . . .  2
     1.2      Purpose. . . . . . . . . . . . . . . . . . .  2

SECTION 2. . . . . . . . . . . . . . . . . . . . . . . . .  2
  DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . .  2
     2.1 . . . . . . . . . . . . . . . . . . . . . . . . .  2

SECTION 3. . . . . . . . . . . . . . . . . . . . . . . . .  5
  PLAN PARTICIPATION . . . . . . . . . . . . . . . . . . .  5
     3.1      Participants . . . . . . . . . . . . . . . .  5
     3.2      Timing of Elections  . . . . . . . . . . . .  5
     3.3      Method of Election . . . . . . . . . . . . .  6
     3.4      Transferred Participants . . . . . . . . . .  6
     3.5      Cessation of Participation . . . . . . . . .  6

SECTION 4. . . . . . . . . . . . . . . . . . . . . . . . .  6
   EMPLOYEE DEFERRALS. . . . . . . . . . . . . . . . . . .  6
     4.1      Employee Deferrals . . . . . . . . . . . . .  6
     4.2      Effect of Deferral . . . . . . . . . . . . .  6
     4.3      Change in Deferrals. . . . . . . . . . . . .  6
     4.4      Voluntary Suspension of Deferrals  . . . . .  7
     4.5      Pre-existing Salary Deferral Plans
              or Agreements  . . . . . . . . . . . . . . .  7

SECTION 5. . . . . . . . . . . . . . . . . . . . . . . . .  7
   EMPLOYER ALLOCATIONS. . . . . . . . . . . . . . . . . .  7
     5.1      Employer Matching Allocations  . . . . . . .  7
     5.2      Suspension of Deferrals and Allocations  . .  7

SECTION 6. . . . . . . . . . . . . . . . . . . . . . . . .  8
   MAINTENANCE AND VALUATION OF ACCOUNTS . . . . . . . . .  8
     6.1      Maintenance of Separate Accounts . . . . . .  8
     6.2      Valuation of Accounts  . . . . . . . . . . .  8

SECTION 7. . . . . . . . . . . . . . . . . . . . . . . . .  8
   VESTING . . . . . . . . . . . . . . . . . . . . . . . .  8
     7.1      Vesting  . . . . . . . . . . . . . . . . . .  8
     7.2      Vesting Upon Change of Control . . . . . . .  9
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SECTION 8. . . . . . . . . . . . . . . . . . . . . . . .  9
   DISTRIBUTION. . . . . . . . . . . . . . . . . . . . .  9
     8.1      Methods of Distribution. . . . . . . . . .  9
     8.2      Hardship Distribution  . . . . . . . . . .  9
     8.3      Distribution Upon Severance from Service .  9
     8.4      Distribution Upon Change in Control  . . . 11
     8.5      Distributions from Pre-Existing Salary
              Deferral Plans or Agreements . . . . . . . 11

SECTION 9. . . . . . . . . . . . . . . . . . . . . . . . 11
   BENEFICIARIES . . . . . . . . . . . . . . . . . . . . 11
     9.1      Beneficiary Designation  . . . . . . . . . 11
     9.2      Alternate Payment of Benefits  . . . . . . 11

SECTION 10 . . . . . . . . . . . . . . . . . . . . . . . 12
   COMMITTEE . . . . . . . . . . . . . . . . . . . . . . 12
    10.1      Committee  . . . . . . . . . . . . . . . . 12
    10.2      Power of Committee . . . . . . . . . . . . 12

SECTION 11 . . . . . . . . . . . . . . . . . . . . . . . 12
   ADMINISTRATION AND INTERPRETATION OF PLAN . . . . . . 12
    11.1      Administration . . . . . . . . . . . . . . 12
    11.2      Expenses . . . . . . . . . . . . . . . . . 13
    11.3      Amendments . . . . . . . . . . . . . . . . 13
    11.4      Plan Termination . . . . . . . . . . . . . 13
    11.5      Non-Alienation . . . . . . . . . . . . . . 13
    11.6      Notices  . . . . . . . . . . . . . . . . . 13
    11.7      Applicable Law . . . . . . . . . . . . . . 13
    11.8      Unsecured Creditors  . . . . . . . . . . . 13
    11.9      Tax Treatment  . . . . . . . . . . . . . . 14

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                                SECTION 1 - PLAN

     1.1 Plan. First of America Bank Corporation, a Michigan corporation, established this Plan effective July 1, 1988. The Plan is being amended and restated in its entirety effective January 1, 1994. Except as specifically provided to the contrary, all amounts deferred and accrued under this Plan will be unsecured liabilities of the Company and will not be funded with specific assets of the Company or any Participating Company.

     1.2 Purpose. The purpose of the First of America Bank Corporation Supplemental Savings Plan is to provide a means for a select group of management and highly compensated employees of the Company and Participating Companies to build savings through compensation and incentive compensation deferrals and Company allocations, without adverse tax consequences in order to supplement the deferral opportunities available under the Qualified Plan.

               SECTION 2 - DEFINITIONS

     2.1 The following words and phrases have the respective meanings stated below unless a different meaning is plainly required by the context:

          (a) "Beneficiary" means any person who is entitled to receive distributions under this Plan pursuant to Section 9.

          (b) "Board" or "Board of Directors" means the Board of Directors of the Company, or any other entity authorized to act on its behalf.

          (c)  A "Change in Control" of the Company shall have occurred:

               (i) on the fifth day preceding the scheduled expiration date of a tender offer by, or exchange offer by any corporation, person, other entity or group (other than the Company or any of its wholly owned subsidiaries), to acquire Voting Stock of the Company if:

                    (a) after giving effect to such offer such corporation, person, other entity or group would own twenty-five percent (25%) or more of the Voting Stock of the Company;

                    (b) there shall have been filed documents with the Securities and Exchange Commission ("SEC") in connection therewith (or, if no such filing is required, public evidence that the offer has already commenced); and

                    (c) such corporation, person, other entity or group has secured all required regulatory approvals to own or control twenty-five percent (25%) or more of the Voting Stock of the Company;

               (ii) if the shareholders of the Company approve a definitive agreement to merge or consolidate the Company with or into another corporation in a transaction in which neither the Company nor any of its wholly owned subsidiaries will be the surviving corporation, or to sell or otherwise dispose of all or substantially all of the Company's assets to any corporation, person, other entity or group (other than the Company or any of its wholly owned subsidiaries), and such definitive agreement is consummated;

              (iii) if any corporation, person, other entity or group
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                    (other than the Company or any of its wholly owned
                    subsidiaries) becomes the Beneficial Owner (as defined in the Company's Articles of Incorporation) of stock representing twenty-five percent (25%) or more of the Voting Stock of the Company; or

               (iv) if during any period of two (2) consecutive years
                    Continuing Directors cease to comprise a majority of the Company's Board of Directors.

               The term " Continuing Director" means:

               (i) any member of the Board of Directors of the Company at the beginning of any period of two (2) consecutive years; and

               (ii) any person who subsequently becomes a member of the Board of Directors of the Company; if

                    (a) such person's nomination for election or election to the Board of Directors of the Company is recommended or approved by resolution of a majority of the Continuing Directors; or

                    (b) such person is included as a nominee in a proxy statement of the Company distributed when a majority of the Board of Directors of the Company consists of Continuing Directors.

               "Voting Stock" shall mean those shares of the Company entitled to vote generally in the election of directors.

          (d) "Committee" means the committee established by the Company to operate on the Company's behalf in administering and interpreting this Plan.

          (e) "Company" means First of America Bank Corporation, a Michigan corporation and its successor or successors.

          (f) "Compensation" means "Compensation", as defined in the Company's Qualified Plan, excluding awards payable pursuant to the Company's Annual Incentive Compensation Plan for Key Corporate Executives and Key Affiliate Executives. In addition, "Compensation" for purposes of this Plan shall include compensation in excess of the applicable compensation limitation set forth in Section 401(a)(17) of the Internal Revenue Code of 1986, as amended.

          (g) "Employee" or "Eligible Employee" means a salaried employee who is a member of a select group of management or a highly compensated employee, both as determined by the Company, and who is employed by an Employer.

          (h) "Employee Deferrals" means the deferrals made by an Employee from his Compensation or Incentive Compensation pursuant to
               Section 4.1.

          (i) "Employee Incentive Compensation Deferrals" means the deferrals made by an Employee from his Incentive Compensation pursuant to
               Section 4.1.

          (j) "Employer" means the Company or any Participating Company which participates in the Plan.

          (k) "Employer Matching Allocations" means the allocations made by an Employer pursuant to Section 5.1.

          (l)  "Entry Date" means the date on which Employee Deferrals
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               could begin for an Employee, pursuant to Section 3.  The Entry
               Date will be the first day of the calendar year or, if sooner, the first day of the month, following the date as of which an Employee is designated by the Company as a member of a select group of a management or a highly compensated employee.

          (m) "Incentive Compensation" means cash awards payable to Employees under the Company's Annual Incentive Compensation Plan for Key Corporate Executives and Key Affiliate Executives, and the First of America Bank Corporation Long Term Incentive Compensation Plan.

          (n) "Long-Term Disability Benefits" means the payments made under the Employer's Long-Term Total and Permanent Disability Program.

          (o) "Nonvested Amounts" means, as of the date of determination, that portion of Employer Matching Allocations not yet attributable to the Participant's account according to the schedule set forth in
               Section 7.

          (p)  "Participant" means an Employee who has met the requirements of
               Section 3 for participating in the Plan and who has elected to make or is making deferrals under the Plan, or a former Employee who is entitled to receive benefits under the Plan.

          (q) "Participating Company" means any other company designated by the Board as a Participating Company and as such becomes an Employer under this Plan. The Board may revoke the designation at any time, but until such designation has been revoked, all of the provisions of the Plan apply to Employees of the Participating Companies.

          (r) "Payroll Period" means the interval of employment for which a Participant's periodic paychecks are normally issued.

          (s) "Plan" means the First of America Bank Corporation Supplemental Savings Plan.

          (t) "Plan Year" means the 12 month period commencing January 1 and ending on December 31 of each year.

          (u) "Retirement" means termination of employment with the Company and all Participating Companies after reaching age 55 and the completion of 5 years of service.

          (v) "Qualified Plan" means the First of America Bank Corporation Reserve Plus Retirement Savings Plan.

          (w) "Separation from Service" means the first day of an absence from active service due to an unpaid leave of absence.

          (x) "Severance from Service" means with respect to an Employee of the Company or any Participating Company, the date on which the Employee resigns, retires, is discharged, dies, or severs employment due to divestiture of his Employer, or the first anniversary of the Employee's Separation from Service if the Employee has not returned to active service from a leave of absence or extended disability by such date.

          (y) "Valuation Date" shall mean such dates as are designated by the Committee to value the accounts of Participants under this Plan.

                      SECTION 3 - PLAN PARTICIPATION
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     3.1       Participants.  Each Eligible Employee may become a Participant as of the first Entry Date applicable to that Eligible Employee, or as of any Subsequent Entry Date if the Eligible Employee declined participation at an earlier entry date.

     3.2 Timing of Elections. A Participant may elect to participate in this Plan by giving prior written notice authorizing a deferral of Compensation or Incentive Compensation in accordance with guidelines established by the Committee. In no event shall such election be allowed later than the December 31st preceding the Plan Year for which such election is effective, or the Participant's Entry Date, if later.

     3.3 Method of Election. Except as the Committee may otherwise provide, a separate election will be required for Compensation or Incentive Compensation which will be deferred in each Plan Year.

     3.4 Transferred Participants. Transfer of a Participant between Participating Companies will not affect the Participant's participation in the Plan, provided that the Participant continues to be an Eligible Employee.

     3.5 Cessation of Participation. An Eligible Employee who has become a Participant shall continue as a Participant until such time as the full value of the Participant's account in this Plan has been distributed or forfeited pursuant to Section 8.

                         SECTION 4 - EMPLOYEE DEFERRALS

     4.1 Employee Deferrals. Each Participant may elect percentage rate deferrals of Compensation or Incentive Compensation in whole percentage increments up to the following limits.

          (a)  Compensation -- up to 50%, and

          (b)  Incentive Compensation -- up to 100%

     Employee Deferrals to this Plan shall be reduced by the amount of Compensation and Incentive Compensation deferred by the Participant pursuant to the Qualified Plan.

     4.2 Effect of Deferral. To the extent possible, this Plan will be administered in such a manner as not to affect employee benefits and payroll deductions which are based upon Compensation or Incentive Compensation except that (a) income tax withholding will be based upon the amount of Compensation or Incentive Compensation paid net of Employee Deferrals; (b) payroll deductions for Social Security and Medicare tax (FICA) will be based upon Compensation and Incentive Compensation before any deferral. To the extent the Company is required to withhold taxes or any other amounts from the Participant's deferred Compensation or Incentive Compensation pursuant to any federal, state or local law, such amounts will be withheld from the portion of the Participant's Compensation or Incentive Compensation which is not deferred under this Plan.

     4.3 Change in Deferrals. A Participant may not change the rate of Employee Deferral previously elected until a subsequent Entry Date, at which time he or she may make an election in accordance with Section 3.

          In the event of a change in the Compensation or Incentive Compensation of a Participant, the Employee Deferral rate then in effect will be applied as soon as practicable with respect to such changed Compensation or Incentive Compensation, without action by the Participant.

     4.4 Voluntary Suspension of Deferrals. A Participant wishing to suspend deferrals may do so without Committee approval as of any January 1 in accordance with procedures established by the Committee. In the event of financial hardship, a Participant may request Committee approval of a suspension of his deferrals as of any
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Payroll Period by giving notice as the Committee shall require.
Suspension of deferrals shall be made as soon as practicable following Committee approval. A Participant who suspends the authorization of deferrals may again authorize deferrals beginning as of any following January 1.

     4.5 Pre-existing Salary Deferral Plans or Agreements. With Committee approval, a Participant may elect to consolidate any accumulated deferrals he or she may have under another non-qualified plan of deferred compensation sponsored by his or her Employer with his or her account(s) in this Plan. Such transferred amounts will be governed by the provisions of this Plan for all purposes, except that the distribution option elected by a Participant prior to July 1, 1988 pursuant to deferred compensation agreements with an Employer, which are consolidated with this Plan as of July 1, 1988 shall be paid in accordance with Section 8.5. No cash payments or qualified plan rollovers or transfers will be accepted under this Plan.

           SECTION 5 - EMPLOYER ALLOCATIONS

     5.1 Employer Matching Allocations. At the discretion of the Board, the Company may credit to a Participant's account an Employer Matching Allocation to match Employee Deferrals up to 4% of the sum of a Participant's Compensation at the rate of 33-1/3% of such Participant's Employee Deferrals. At the discretion of the Board, the Company may credit to a Participant's account an Employer Matching Allocation to match Employee Deferrals of 5% or more of the sum of a Participant's Compensation at the rate of 50% of the first 5% of Compensation deferred. However, no Employer Matching Allocation will be made on behalf of a Participant who is also a participant under the First of America Bank Corporation Long-Term Incentive Plan. In addition, no Employer Matching Allocation shall be made for Employee Deferrals made prior to a Participant becoming eligible to participate in the Qualified Plan. Solely for purposes of determining the amount of an Employer Matching Allocation, the term "Compensation" shall include awards payable pursuant to the Company's Annual Incentive Compensation Plan. Effective April 1, 1992, Employer Matching Allocations will no longer be made on behalf of Participants in this Plan, except to the extent that matching contributions made for a Plan Year by the Company to the Qualified Plan are reduced due to the limitations of Sections 415, 401(k), 401(m), and 401(a)(17) of the Internal Revenue Code of 1986, as amended.

     5.2 Suspension of Deferrals and Allocations. Employee Deferrals and Employer Matching Allocations under this Plan with respect to a Participant will be suspended if the Participant continues to be employed by the Company or a Participating Company but ceases to be an Employee, as defined in Section 2.1(g). Whenever Employee Deferrals are suspended by a Participant, Employer Matching Allocations with respect to that Participant will also be suspended.

           SECTION 6 - MAINTENANCE AND VALUATION OF ACCOUNTS

     6.1 Maintenance of Separate Accounts. There shall be established separate accounts on the books of the Company, held as book reserves according to generally accepted accounting principals, for each Participant, which shall reflect all deferrals and allocations on the Participant's behalf. Separate accounting shall be established to reflect Employee Deferrals, Employer Matching Allocations and amounts transferred from other compensation deferral plans or agreements pursuant to Section 4.5. Each Participant will be furnished a statement of his or her account(s) not less often than annually and following any distribution or withdrawal.

     6.2 Valuation of Accounts. The Participant shall direct the allocation of his Employee Deferrals and any accumulated deferrals transferred to the Plan as provided in Section 4.5 in such percentage increments and among such investment options as are permitted and established under the Qualified Plan. Although no specific assets will be invested under this Plan, investment credits will be determined as if assets were invested in the options specified. Participant bookkeeping account(s) will be valued and credited as
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follows:

     (a) first, any Employee Deferrals and Employee Matching Allocations will be added to the balance of the Participant's bookkeeping account(s);

     (b) next, bookkeeping account balances based on Employee Deferrals and amounts transferred from other non-qualified plans of deferred compensation will be credited or debited based on the performance of the investment options to which the Participant allocated such deferrals. Bookkeeping account balances based on Employer Matching Allocations will be credited or debited with investment returns based on the performance of the First of America Bank Corporation Common Stock Account as established under the Qualified Plan;

     (c) next, bookkeeping account balances will be debited with distributions and forfeitures.

     Accounts shall be valued as of each Valuation Date which shall be no less frequent than March 31st, June 30th, September 30th, and December 31st of each Plan Year.

                              SECTION 7 - VESTING

     7.1 Vesting. Participants will be 100 percent vested in their accounts arising out of Employee Deferrals and amounts transferred from other non-qualified plans of deferred compensation, and investment credits thereon at all times. Participants will vest in their account balance attributable to Employer Matching Allocations as follows:

          Years of Service                    Vesting Percentages

          Less and 1 year                            0
          1 but less than 2 years                   25%
          2 but less than 3 years                   50%
          3 but less than 4 years                   75%
          4 or more years                          100%

     Years of Service means the Participant's term of service, which begins on the date last hired by the Company or any of the Participating Companies, as well as any prior service that may be credited under the bridging of service rules, as referenced in the Qualified Plan, and ends with the termination of the Participant's employment.

     7.2 Vesting Upon Change of Control. Should the Company undergo a Change in Control, Participants will become fully and immediately vested in their Employer Matching Allocations.

               SECTION 8 - DISTRIBUTION

     8.1 Methods of Distribution. Unless otherwise expressly provided any distribution from a Participant's bookkeeping account will be paid in cash.

     8.2 Hardship Distribution. The Committee may, in its sole discretion, upon the request of a Participant and at any time prior to termination of employment, authorize the distribution to the Participant of a specified amount of cash from such Participant's Employee Deferrals for the purposes set forth below and subject to the following rules:

     (a) Each request for a distribution must be made by written application to the Committee supported by such evidence as the Committee may require to establish hardship.

     (b) Amounts will be distributed to a Participant only in the event of the Participant's extreme financial hardship. A distribution will be deemed to be on account of hardship if it is necessary in the light of immediate and heavy financial needs of the Participant. A distribution based upon financial hardship cannot exceed the amount required to meet the immediate financial need created by the hardship and not reasonably available from other resources of the Participant. The determination of the existence of financial hardship and the amount required to be distributed to meet the need created by the hardship will be made by the Committee in accordance with uniform and nondiscriminatory standards.

     (c) Within 30 days after the date the written request is given to the Committee by the Participant, the Participant shall be advised in writing whether the request for distribution has been approved or denied. If the request is approved, distribution will be made as soon as practicable thereafter.

     8.3  Distribution Upon Severance from Service.

     (a) General Rule. In the event of a Participant's Severance from Service, the Participant's accounts shall be distributed in a single lump-sum payment as soon as practicable following his Severance from Service, unless the Participant is eligible to, and has made a timely election to receive an alternative form of distribution. A Participant shall only be eligible to receive an alternative form of distribution if, as of the Participant's Severance from Service Date, the fair market value of the Participant's accounts in the Plan exceeds $3,500, and the Participant has, as of the Participant's Severance from Service Date, become eligible for Retirement.

     (b) Deferred Lump-Sum Option. A Participant may elect to receive a distribution of his accounts in a single lump-sum payment on the 5th or 10th anniversary of the Participant's Retirement. The lump-sum payment will be made by the Employer within 30 days of the anniversary date elected by the Participant. If a Participant makes an election under this Section, and dies prior to receiving all amounts payable under the Plan, the remaining amounts payable shall be distributed to the Participant's Beneficiary in accordance with the Participant's election.

     (c) 5 or 10 Year Installments. A Participant may elect to receive a distribution of his accounts in 5 or 10 annual installments commencing within 30 days following the first anniversary of the Participant's Retirement. The amount of each annual distribution shall equal the total fair market value of the Participant's accounts in the Plan as of the Valuation Date immediately preceding the distribution divided by the number of payments remaining to be made to the Participant. If a Participant makes an election under this Section, and dies prior to receiving all amounts payable under the Plan, the remaining amounts payable shall be distributed to the Participant's Beneficiary in accordance with the Participant's election.

     (d) Timing of Election. Unless a timely election is made by the Participant, the distribution of his accounts shall be made in accordance with Section 8.3(a). An election to receive benefits in the form or at the time described in Sections 8.3(b) or (c) shall be timely if made by the Participant on a form supplied by the Employer and delivered to the Employer no later than the earlier of:

          (i)  three months prior to the Participant's Retirement; or

          (ii) the last day of the calendar year preceding the calendar year in which the Participant's Retirement date occurs.

          Notwithstanding the above provisions, a Participant whose Retirement date is on or before March 1, 1995 may make an election under this Section until December 1, 1994.

     (e) Post-Retirement Election. Notwithstanding the Participant's prior election to the contrary, after a Retirement occurs, the Participant or in the event of the Participant's death, the Participant's beneficiary, may elect to receive an immediate payment of the remaining benefits payable under the Plan in a single lump-sum payment. The lump-sum payment shall be determined in accordance with the following formula:

               Total Account Balance multiplied by (1.0 - Penalty Rate)

          "Penalty Rate" shall mean the greater of .06 or two-thirds of the interest rate, expressed as a decimal, that would be used (as of the first day of the Plan Year in which the distribution occurs) by the First of America Bank Corporation Employee's Plan (the "Pension Plan") for purposes of valuing a lump-sum distribution under $3,500, as described in Code Section 417(e)(3)(A)(ii)(II).

     8.4 Distribution Upon Change in Control. If a Change in Control occurs, all accounts under this Plan shall become immediately payable to Participants. In addition to the elections specified above, a Participant, or beneficiary of a deceased Participant, may elect not to receive a lump sum payment of benefits in the event of a Change in Control. If no such election is made by the Participant, or a Beneficiary, then the distribution of the Participant's Plan account shall be made in a single lump-sum payment. An election pursuant to this Section 8.4 must be delivered to the Employer prior to the earlier of:

          (i)  three months prior to a Change in Control; or

          (ii) the last day of the calendar year preceding the calendar year in which a Change in Control occurs.

     8.5 Distributions from Pre-Existing Salary Deferral Plans or Agreements. Participants, who have existing salary deferral agreement balances as of July 1, 1988, and who, pursuant to Section 4.5 of the Plan, elected to consolidate such balances with this Plan as of July 1, 1988, shall receive a distribution of such amounts and earnings or losses attributable to such amounts pursuant to the distribution elections in effect immediately prior to July 1, 1988, unless such a Participant makes a later election pursuant to Sections 8.3 or 8.4 of this Plan.

                           SECTION 9 - BENEFICIARIES

     9.1 Beneficiary Designation. A Participant may designate, by written notice delivered to the Committee or its designee prior to the Participant's death, a Beneficiary or Beneficiaries to receive all or part of the amount of the Participant's account(s) in case of the Participant's death. A designation of Beneficiary may be replaced by a new designation or may be revoked by the Participant at any time by written notice delivered prior to the Participant's death. Unless a Participant designates, by written notice delivered to the Committee or its designee prior to the Participant's death, the beneficiary designation in effect for the Qualified Plan shall also apply for purposes of this Plan.

     9.2 Alternate Payment of Benefits. If no beneficiary designation is in effect at the time of a Participant's death, or if no designated beneficiary survives the Participant, or such designation conflicts with law, payment of the amount, if any, payable under the Plan upon his death shall be made to the Participant's estate.

     If the Committee is in doubt as to the right of any person who receives such amount, the Committee may retain such amount without liability for any interest thereon, until the rights to such amount are determined or the Committee may pay such amount into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Company, the Company's affiliates, the Plan and the Committee. Every person receiving or claiming benefits under this Plan shall be presumed to be mentally competent and of full legal age until the date on which the Committee receives a written notice, that such person is incompetent or a minor for whom a guardian or other person legally vested with the care of his person or estate has been appointed; provided, however, that if the Committee shall find that any person to whom a benefit is payable is unable to care for his affairs because of incompetency or the person is a minor, any payment due (unless a prior claim therefore shall have been made by a duly appointed legal representative) may be paid to the spouse, child, parent, brother, or sister of such person, or to any person or institution deemed by the Committee to have incurred expense for such person otherwise entitled to payment. To the extent permitted by law, any such payment so made shall be a complete discharge of liability therefor under this Plan.

     In the event a guardian of the estate of any person receiving or claiming benefits under this Plan shall be appointed by a court of competent jurisdiction, benefit payments may be made to such guardian provided that proper proof of appointment and continuing qualification is furnished to the Company. To the extent permitted by law, any such payment so made shall be a complete discharge of any liability therefor under the Plan.

                             SECTION 10 - COMMITTEE

     10.1 Committee. This Plan will be administered the Company's Retirement Committee (the "Committee"), as defined in the Pension Plan.

     10.2 Power of Committee. Except as otherwise expressly provided in this Plan, the Committee shall have full power and authority, within the limits provided by this Plan:

     (a) to have sole and exclusive authority to interpret this Plan, resolving ambiguities that arise under the Plan and make equitable adjustment for any mistakes or errors made in the administration of this Plan;

     (b) to determine all questions arising in the administration of this Plan, including the power to determine the rights of Participants and their Beneficiaries and the amount of Participant's respective interest;

     (c) to adopt such rules and regulations as it may deem reasonably necessary for the proper and efficient administration of this Plan consistent with its purposes;

     (d) to enforce this Plan in accordance with its terms and with the rules and regulations adopted by the Committee; and

     (e) to do all other acts which in its judgment are necessary or desirable for the proper and advantageous administration of this Plan.

       SECTION 11 - ADMINISTRATION AND INTERPRETATION OF PLAN

     11.1 Administration. The general administration of the Plan and the responsibility for carrying out its provisions on behalf of the Company and each Employer will be vested in a Committee as set forth in Section 10.

     11.2 Expenses. Expenses of administering the Plan, will be borne by the Company and Participating Companies.

     11.3 Amendments. The Board may amend the Plan in its sole discretion. Any such amendment will be effective at such date as the Board may determine.

     11.4 Plan Termination. The Board may terminate this Plan at any time. In addition, the Board may at any time terminate the making of Employee Deferrals or Employer Matching Allocations. If an Employer ceases to be a Participating Company, Employee Deferrals with respect to Participants of such Employer and Employer Matching Allocations for Participants of such Employer will be terminated.

     11.5 Non-Alienation. No right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void. No right or benefit under this Plan shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such benefits except such claims as may be made by the Company or any Participating Company.

     11.6 Notices. Notices, reports and statements to be given, made or delivered to an Employee or a Participant will be deemed duly given, made or delivered, when addressed to the Employee or Participant, and delivered by ordinary mail, or by Employer mail, to such Employee's or Participant's last known residence or business address. All notices required to be given by an Employee or a Participant will be given on a form provided for the purpose and will be deemed received when delivered to such Employee's or Participant's personnel department.

     11.7 Applicable Law. This Plan shall be governed by the law of the State of Michigan.

     11.8 Unsecured Creditors. Nothing contained herein, and no action taken pursuant to the provisions of this Plan shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company, its affiliates, Participants or any other person. To the extent that a Participant or any other person acquires a right to receive payments under the terms of this Plan, such rights shall be no greater than the rights of an unsecured general creditor of the Company or its affiliates. Except for payments following a Change in Control, all payments made under the terms of this Plan shall be made from the general funds of the Company, or its affiliates, and no other segregation of assets shall be made for the payment of any benefits under the terms of this Plan to any Participant or beneficiary thereof. Notwithstanding the foregoing, the Company may establish an irrevocable Rabbi Trust to provide funding of benefits payable under the Plan. At all times, the assets of such trust shall remain subject to the claims of the Company's creditors and Participants' claims to such assets shall be no greater than those of an unsecured, general creditor of the Company.

     11.9 Tax Treatment. Any deferred compensation payable under this Plan shall not be deemed salary or other compensation and shall not be included in a Participant's taxable income nor deductible by the Company under federal or state law until actually received by the Participant. For this reason, any rights, powers, privileges or duties in connection with the establishment and administration of this Plan shall not be effective if and to the extent that the same, if effective, would result in the compensation deferred under this Plan to be subject to taxation before actual receipt by the Participant. Accordingly, all provisions of this Plan shall be subordinate to this requirement and any interpretations or constructions to be given to this Plan shall be made in such a manner as to carry out this intention.

Executed this 20th of May, 1996

                              FIRST OF AMERICA BANK CORPORATION



                              By:  /S/ RICHARD V. WASHBURN
                                   Richard V. Washburn
                              Its: Senior Vice President -
                                   Human Resources